EXHIBIT 5.4

Thomas Gluck
c/o BAJA MINING CORP.
2350 – 1177 West Hastings Street
Vancouver, British Columbia
V6E 2K3

CONSENT OF EXPERT
FILED BY SEDAR

April 19, 2010

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities & Exchange Commission (SEC)

Re:	Baja Mining Corp. (the "Company") filing of a Short Form Base Shelf Prospectus dated April 19, 2010 (the "Prospectus")

I refer to the report entitled "El Boleo (Boleo) Project, Technical Report Update, Baja California South, Mexico" dated March 2, 2010 (the "Report") as referenced in the Prospectus and documents incorporated by reference therein.

This letter is being filed as my consent to the use of my name and the Report in the Prospectus and in documents incorporated by reference therein and in the Registration Statement of the Company on Form F-10/A dated April 19, 2010.

I confirm that I have read the Prospectus and I have no reason to believe that there are any misrepresentations that are derived from the Report referred to above or that are within my knowledge as a result of the services I performed in connection with such Report.

[Signature page follows]

Yours truly,

/s/ Thomas Gluck

Thomas Gluck, PhD, FSAIMM, Pr Eng.